Exhibit 10.3



                             JOINT VENTURE AGREEMENT
                               CVC DIRECT WIRELESS

This JOINT VENTURE AGREEMENT made the 31st day of May, 2006 by and between WRIO CORPORATION, a Dallas, Texas corporation having its principal place of business at 17300 N. Dallas Parkway, Suite 2040, Dallas, TX 75248 (hereinafter referred to as "WRIO", which expression shall include its successors and assigns); and VOIUM TECHNOLOGIES LTD, a Cayman Islands corporation having its principal place of business at 126A Rangoon Road, Singapore 218404 (hereinafter referred to as "VOIUM", which expression shall include its successors and assigns). The parties are referred to individually as the "Venturer" and collectively as the "Joint Venturers".

In consideration of the mutual terms, conditions and covenants hereinafter set forth, the Joint Venturers agree as follows:

1. The Joint Venturers hereby form a "Joint Venture" for the purpose of operating in The People's Republic of China ("PRC") pursuant to a license granted to it by WRIO for the commercialization of the WRIO DVB Platform ("WRIO Network") and its partner's Products which shall include all such modifications and enhancements as shall be provided from time to time by WRIO.

2. The Joint Venture shall conduct business under the name of CVC Direct Wireless ("CDW") or such other name as shall be permitted in PRC.

3. The Joint Venturers shall execute the necessary documents to register the Joint Venture with the proper governmental offices in the PRC.

4. The Joint Venturers acknowledge that each Joint Venturer has contributed US $1,000 in capital to the Joint Venture. Any additional amounts funded by the Joint Venturers shall be treated as a loan to the Joint Venture.

5. The profits and losses of the Joint Venture shall be determined in accordance with U.S. generally accepted accounting principles and shall be shared among the Joint Venturers in equal proportion.

6. A Board of four to be nominated equally between the parties shall have the sole discretion, management and entire control of the conduct of the business of the Joint Venture as the "Venture Managers."

7A. As compensation for their services, the Venture Managers shall be paid amounts to be mutually agreed during the duration of the Joint Venture and shall be reimbursed for all reasonable expenses incurred in the performances of their duties as Venture Managers.



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7B.      This  Agreement  does not provide nor is it required to provide for the payment of any fees, commission, or payment of any kind to any third party.

8. Each Joint Venturer shall be bound by any action taken by the Venture Managers in good faith under this Agreement. In no event shall any Joint Venturer be called upon to pay any amount beyond the liability arising against him on account of his capital contribution.

9. The Venture Managers shall not be liable for any error in judgment or any mistake of law or fact or any act done in good faith in the exercise of the power and authority as Venture Manager but shall be liable for gross negligence or willful default.

10. The relationship between the Joint Venturers shall be limited to the performance of the terms and conditions of this Agreement. Nothing herein shall be construed to create a general partnership between the Joint Venturers, or to authorize any Venturer to act as a general agent for another, or to permit any Venturer to bind another other than as set forth in this Agreement, or to borrow money on behalf of another Venturer, or to use the credit of any Venturer for any purpose. Notwithstanding, WRIO shall give VolUM the right of first refusal to manufacture, assuming specifications, quality, delivery and cost targets are met, any equipment or accessory used by WRIO in the business of the Joint Venture, and to provide communications services over the WRIO Network.

11. Neither this Agreement nor any interest in the Joint Venture may be assigned, pledged, transferred or hypothecated without the prior written consent of the Joint Venturers hereto except to their respective related companies.

12. This Agreement shall be governed by and interpreted under the laws of the State of Texas, USA. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the International Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

13. Any and all notices to be given pursuant to or under this Agreement shall be sent to the party to whom the notice is addressed at the address of the Venturer maintained by the Joint Venture and shall be sent Certified Mail, Return Receipt Requested.

14. The costs related to the preparation and stamping of this Agreement shall be paid by the Venture Managers out of the capital of CDW.

15. This Agreement constitutes the entire agreement between Joint Venturers pertaining to the subject matter contained in it, and supersedes all prior and contemporaneous agreements, representations, warranties and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether similar or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless in writing signed by the party making the waiver.



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The parties hereto,  intending to be bound, have signed this Agreement as of the date and year first above written.

WRIO Corporation                                     By: /s/ D. Ronald Allen
                                                        --------------------
                                                     Name:  D. Ronald Allen
                                                     Title:  President



VoIUM Technologies Ltd                               By: /s/ Hin Hiong Khoo
                                                        -------------------
                                                     Name:  Hin Hiong Khoo
                                                     Title:  Managing Director






















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